As filed with the Securities and Exchange Commission on August 14, 2024

Registration No. 333-280275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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TAVIA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Donald J. Puglisi
Puglisi & Associates
850 Library Avenue, Suite 204
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications, including communications sent to agent for service, should be sent to:

Alan I. Annex, Esq. Jason Simon, Esq. Yuta N. Delarck, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 Tel: (703) 749-1300	David A. Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: (212) 818-8800

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Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Tavia Acquisition Corp. is filing this Amendment No. 3 to its registration statement on Form S-1 (333-280275) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits:    The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.***
3.2	Form of Amended and Restated Memorandum and Articles of Association.***
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Ordinary Share Certificate.**
4.3	Specimen Class P Ordinary Share Certificate.**
4.4	Specimen Warrant Certificate.**
4.5	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.**
5.1	Opinion of Travers Thorp Alberga.**
5.2	Opinion of Greenberg Traurig LLP.**
10.1	Form of Letter Agreement between the Registrant and its initial shareholders.***
10.2	Form of Registration Rights Agreement between the Registrant and certain securityholders.**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.***
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.**
10.5	Form of Private Placement Warrants Purchase Agreement between the Registrant and EarlyBirdCapital, Inc.**
10.6	Form of Indemnity Agreement.***
10.7	Form of Share Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.**
10.8	Form of Business Combination Marketing Agreement between the Registrant and EarlyBirdCapital, Inc.***
10.9	Form of Administrative Services Agreement.***
14.1	Form of Code of Ethics.***
23.1	Consent of Travers Thorp Alberga (to be included in Exhibit 5.1).**
23.2	Consent of Greenberg Traurig LLP (to be included in Exhibit 5.2).**
23.3	Consent of Marcum LLP***
99.1	Form of Audit Committee Charter.***
99.2	Form of Compensation Committee Charter.***
99.3	Consent of Chistophe Charlier.***
99.4	Consent of Marsha Kutkevich.***
99.5	Consent of Darrell Mays.***
107	Filing fee exhibit.***

____________

**      Filed herewith.

***    Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Almaty, Kazakhstan on August 14, 2024.

TAVIA ACQUISITION CORP.
/s/ Kanat Mynzhanov
Kanat Mynzhanov Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kanat Mynzhanov	Chairman and Chief Executive Officer	August 14, 2024
Kanat Mynzhanov	(Principal Executive Officer)
/s/ Askar Mametov	Chief Financial Officer and Director	August 14, 2024
Askar Mametov	(Principal Financial Officer and Principal Accounting Officer)

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of Tavia Acquisition Corp., in Newark, Delaware on the 14th day of August 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi Managing Director Puglisi & Associates

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